CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated May 25, 2023, relating to the financial statements and financial highlights, which appear in iShares Asia 50 ETF, iShares Biotechnology ETF, iShares Blockchain and Tech ETF, iShares Core S&P 500 ETF, iShares Core S&P Mid-Cap ETF, iShares Core S&P Small-Cap ETF, iShares Core S&P Total U.S. Stock Market ETF, iShares Core S&P U.S. Growth ETF, iShares Core S&P U.S. Value ETF, iShares Emerging Markets Infrastructure ETF, iShares Environmental Infrastructure and Industrials ETF, iShares ESG Screened S&P 500 ETF, iShares ESG Screened S&P Mid-Cap ETF, iShares ESG Screened S&P Small-Cap ETF, iShares Europe ETF, iShares Expanded Tech Sector ETF, iShares Expanded Tech-Software Sector ETF, iShares Factors US Growth Style ETF, iShares Factors US Value Style ETF, iShares Focused Value Factor ETF, iShares Future Metaverse Tech and Communications ETF, iShares Global 100 ETF, iShares Global Comm Services ETF, iShares Global Consumer Discretionary ETF, iShares Global Consumer Staples ETF, iShares Global Energy ETF, iShares Global Financials ETF, iShares Global Healthcare ETF, iShares Global Industrials ETF, iShares Global Infrastructure ETF, iShares Global Materials ETF, iShares Global Tech ETF, iShares Global Timber & Forestry ETF, iShares Global Utilities ETF, iShares India 50 ETF, iShares International Developed Property ETF, iShares International Developed Small Cap Value Factor ETF, iShares International Dividend Growth ETF, iShares JPX-Nikkei 400 ETF, iShares Latin America 40 ETF, iShares Micro-Cap ETF, iShares Mortgage Real Estate ETF, iShares North American Natural Resources ETF, iShares North American Tech-Multimedia Networking ETF, iShares Preferred and Income Securities ETF, iShares Residential and Multisector Real Estate ETF, iShares Russell 1000 ETF, iShares Russell 1000 Growth ETF, iShares Russell 1000 Value ETF, iShares Russell 2000 ETF, iShares Russell 2000 Growth ETF, iShares Russell 2000 Value ETF, iShares Russell 2500 ETF, iShares Russell 3000 ETF, iShares Russell Mid-Cap ETF, iShares Russell Mid-Cap Growth ETF, iShares Russell Mid-Cap Value ETF, iShares Russell Top 200 ETF, iShares Russell Top 200 Growth ETF, iShares Russell Top 200 Value ETF, iShares S&P 100 ETF, iShares S&P 500 Growth ETF, iShares S&P 500 Value ETF, iShares S&P Mid-Cap 400 Growth ETF, iShares S&P Mid-Cap 400 Value ETF, iShares S&P Small-Cap 600 Growth ETF, iShares S&P Small-Cap 600 Value ETF, iShares Semiconductor ETF, iShares U.S. Aerospace & Defense ETF, iShares U.S. Broker-Dealers & Securities Exchanges ETF, iShares U.S. Healthcare Providers ETF, iShares U.S. Home Construction ETF, iShares U.S. Infrastructure ETF, iShares U.S. Insurance ETF, iShares U.S. Medical Devices ETF, iShares U.S. Oil & Gas Exploration & Production ETF, iShares U.S. Oil Equipment & Services ETF, iShares U.S. Pharmaceuticals ETF, iShares U.S. Real Estate ETF, iShares U.S. Regional Banks ETF, iShares U.S. Telecommunications ETF and iShares US Small Cap Value Factor ETF’s Annual Reports on Form N-CSR for the year ended March 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

July 20, 2023